                                                                   Exhibit 10.13

                           AGREEMENT OF SHAREHOLDERS


     THIS AGREEMENT OF SHAREHOLDERS is made this 12th day of November, 1992, by and among Edward W. Stack, a resident of the State of New York ("E. Stack"), Richard T. Stack, a resident of the state of Florida ("R. Stack") and Dick's Clothing & Sporting Goods, Inc., a New York corporation (the "Company").

                             W I T N E S S E T H:

     WHEREAS, E. Stack and R. Stack currently are holders of Common Stock of the Company; and

     WHEREAS, R. Stack is acquiring from E. Stack simultaneously herewith two hundred ninety thousand shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") of the Company pursuant to a Stock Purchase Agreement (the "Purchase Agreement") of even date herewith; and

     WHEREAS, E. Stack is an officer, employee and member of the Board of Directors of the Company and fully knowledgeable about the Company and its business and affairs; and

     WHEREAS, E. Stack and R. Stack have also executed and delivered a Stockholders' Agreement (the "Stockholders Agreement") of even date herewith among E. Stack, R. Stack, the Company and the other holders of capital stock of the Company; and

     NOW, THEREFORE, in consideration of the sale by E. Stack to R. Stack of the Series B Preferred Stock, and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, E. Stack and R. Stack agree as follows:


     1. IRREVOCABLE PROXY. R. Stack hereby grants to E. Stack an irrevocable proxy in the form attached hereto as Exhibit 1 in respect of all shares of capital stock of the Company owned by R. Stack, whether now owned or hereafter acquired by R. Stack. R. Stack hereby agrees that he will, as and when necessary or advisable, execute and deliver such additional irrevocable proxies or other documents as requested by E. Stack from time to time during the term of this Agreement to ensure that E. Stack is fully and completely authorized to act as proxy for R. Stack for all matters in respect of all shares of capital stock of the Company held by R. Stack. R. Stack hereby represents and warrants that as of the date of this Agreement he is the owner of two hundred fifty thousand (250,000) shares of Common Stock of the Company and two hundred ninety thousand (290,000) shares of Series B Preferred Stock, inclusive of the shares being acquired pursuant to the Purchase Agreement.

The irrevocable proxy granted to E. Stack hereunder shall be effective until terminated in writing by E. Stack, PROVIDED, that in the event R. Stack desires to sell common stock of the Company (subject to the limitation on sale set forth in Section 2.1 of this Agreement) to a bonafide unaffiliated purchaser after there has been a public offering of the Company's common stock, E. Stack will agree to terminate the irrevocable proxy only as to the shares of common stock that are sold to such bonafide unaffiliated purchaser.

[The rest of this page 1A has been left intentionally blank.]





                                      -1A-

2. OPTION.

     2.1 GRANT. R. Stack hereby grants to E. Stack an option (the "Option") to purchase one hundred forty five thousand (145,00) shares of Common Stock of the Company owned by R. Stack, for the exercise price and on the other terms set forth in this Section 2. R. Stack covenants and agrees that he shall at all times maintain ownership of sufficient shares of Common Stock of the Company in order to satisfy any exercise of the Option, such shares to be free and clear of all liens, claims and encumbrances except those hereunder and under the Stockholders' Agreement.

     2.2 TIME OF EXERCISE; TERM. The Option shall be exercisable by E. Stack in whole or in part at any time after the completion of a public offering of shares of Common Stock of the Company. The Option shall be irrevocable and shall not terminate unless and until the earlier of (a) the tenth anniversary of the date of this Agreement or (b) E. Stack agrees in writing to a termination of the Option. Upon any partial exercise of the Option, the Option shall remain outstanding for all remaining shares as to which it has not been exercised.

     2.3 EXERCISE PRICE. Subject to any adjustment required by Section 2.6 of this Agreement, the exercise price of the Option for each share of Common Stock covered thereby shall be equal to seventy five percent (75%) of the per share Market Price (as hereinafter defined) of the Common Stock of the Company on the date the Option is exercised. For purposes of this Agreement, the Market Price of the Common Stock of the Company shall be deemed to be the mean between the high and low prices of the Common Stock on the national securities exchange on the day on which the Option is exercised, if the Common Stock is then being traded on a national securities exchange, and if the Common Stock is then being traded on such an exchange but there are no sales on such day, the Market Price shall be deemed to be the mean between the high and low prices of the Common Stock on the national securities exchange on the day on which the most recent sales occurred prior to the date of exercise; and if the Common Stock is not then traded on such an exchange, then the Market Price shall be deemed to be the mean between the high and low bid and asked prices for the Common Stock on the over-the-counter market on the day on which the Option is exercised.

     2.4 MANNER OF EXERCISE. E. Stack shall exercise the Option, as to all or a portion of the shares covered thereby, by providing written notice of exercise to R. Stack. The notice of exercise shall be signed by E. Stack and shall specify the number of shares to be purchased and the exercise price to be paid therefor, and shall be accompanied by the payment of the exercise price for the shares as to which the Option is then being exercised. The exercise price must be payable in United States dollars and may be paid by check or wire transfer payable to R. Stack. Upon notice of exercise and payment of the exercise price, R. Stack shall deliver to E. Stack a stock certificate or certificates representing the number of shares of Common Stock as to which the Option has been exercised, duly endorsed for transfer to E. Stack or accompanied by executed stock powers reflecting transfer to E. Stack, in each case with his signature(s) guaranteed. All such shares shall be free and clear of all liens, claims and encumbrances except those imposed by this Agreement.

     2.5 TRANSFERABILITY. The Option granted hereby shall not be assignable or transferable by E. Stack except that upon his death the Option shall be transferable to the executors or administrators of his estate or any person or persons who shall have acquired the right to exercise the Option by bequest or inheritance. Transferability of shares of Common Stock issued upon the exercise of the Option shall not be restricted by this Agreement.

     2.6 ADJUSTMENTS FOR CERTAIN TRANSACTIONS.

         (a) In case the Company shall (i) declare a dividend on outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide outstanding shares of Common Stock, (iii) combine outstanding shares of Common Stock into a smaller number of such shares, (iv) issue by reclassification of shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of any class of stock, or (v) distribute any other property (other than cash) as a distribution or dividend on or in exchange for shares of Common Stock (including any such distribution in connection with a consolidation, merger, sale of assets or liquidation), the number of shares of Common Stock or other consideration for which the Option may be exercised at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification (the "Determination Date") shall be proportionately adjusted in such manner that the number of shares of Common Stock for which E. Stack has an Option shall be equal to the number of shares or other consideration that he would be entitled to receive if the Option (or any unexercised portion thereof) had been exercised immediately prior to the Determination Date.

         (b) In the event the Company takes any action described in subsections
(a)(i), (ii), (iii), (iv) or (v), above, the Company shall give written notice of such action to E. Stack at least thirty (30) days prior to the action. Upon any such action, the exercise price shall be increased or decreased, as the case may be, such that the exercise price is equal to (i) the aggregate exercise price less any amounts paid to R. Stack upon the partial exercise of the Option prior to the Determination Date, (ii) divided by the number of shares of Common Stock for which the Option may be exercised after the adjustment described in subsection (a) above is made.

     3. TERMINATION. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate only upon a written agreement of termination executed by all parties hereto.

     4. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered to each party as follows:

                if to E. Stack to:

                        804 Overbrook Drive
                        Vestal, New York 13850

                if to R. Stack to:

                        15218 86th Way N.
                        Palm Beach Gardens, Florida  33418

                if to the Company to:

                        Dick's Clothing & Sporting Goods, Inc.
                        Corporate Park Drive
                        RD2, Box 34-B
                        Conklin, New York 13748

or to such other address as any party may specify in writing to other parties. All such notices and other communications shall be effective after delivery to the address specified.

     5. SPECIFIC PERFORMANCE. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     6. LEGEND. The certificates representing all shares of capital stock of the Company owned by R. Stack shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

     8. WAIVERS AND FURTHER AGREEMENTS. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     9. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, PROVIDED, HOWEVER, that except as specifically provided herein, this Agreement shall not be assignable by any party without the written consent of the other parties hereto.

     10. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

     11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.


                                DICK'S CLOTHING AND SPORTING GOODS, INC.


                                By:/s/
                                   -------------------------------
                                   President


                                /s/ Edward W. Stack
                                -------------------------------
                                EDWARD W. STACK


                                /s/ Richard T. Stack
                                -------------------------------
                                RICHARD T. STACK

                                                                       EXHIBIT 1

                               IRREVOCABLE PROXY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint EDWARD W. STACK his true and lawful attorney, for him and in his name, place and stead, to act as his proxy in respect of all of the shares of capital stock of Dick's Clothing & Sporting Goods, Inc., a New York corporation (hereinafter referred to as the "Corporation"), which he now or hereafter may own or hold, including, without limitation, the right, on his behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of its Certificate of Incorporation or By-Laws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to his said attorney full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as he might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that his said attorney shall do or cause to be done by virtue hereof.

     This Proxy is given to EDWARD W. STACK pursuant to the Agreement of Shareholders of even date herewith by and among Edward W. Stack, Richard T. Stack and the Corporation, and this Proxy shall not be revocable or revoked by the undersigned, shall be binding upon his heirs, administrators, successors and assigns until such Agreement of Shareholders is terminated as provided therein. This Proxy shall survive so long as such Agreement of Shareholders is in effect.

     IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this ___ day of November, 1992.



                                           -------------------------------------
                                                     RICHARD T. STACK


STATE OF        )
                )   ss:
COUNTY OF       )

     On November ___, 1992 before me personally came Richard T. Stack to me known, and known to me to be the individual described in, and who executed the foregoing IRREVOCABLE PROXY, and duly acknowledged to me that he executed the same.



                                        ________________________________________
                                        Notary Public

                                                                    EXHIBIT 2

                                    RELEASE

     To all whom these presents shall come or may concern, know that Richard T. Stack, residing at 15218 86th Way N., Palm Beach Gardens, Florida, as RELEASOR, in consideration of the sum of one ($1) dollar and all other good and valuable consideration received from Dick's Clothing & Sporting Goods, Inc. (the "Company"), and Edward W. Stack, individually and as an officer, director and shareholder of the Company, as RELEASEES, receipt and sufficiency of which are hereby acknowledged, releases and discharges each RELEASEE, jointly and severally, and each RELEASEE's officers, directors, shareholders, employees, investors, agents, affiliates, administrators, heirs, successors and assigns, individually and as representatives of RELEASEES, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity (hereinafter "ACTIONS"), which against each RELEASEE, jointly or severally, the RELEASOR, RELEASOR'S, agents, affiliates, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have, individually or as representatives of RELEASOR, for, upon, or by reason of any matter, cause or thing, including without limitation all ACTIONS arising out of the operation, management, restructuring, recapitalization or issuance of capital stock of the Company, from the beginning of the world to the day of the date of this RELEASE; except for (a) ACTIONS under the Agreement of Shareholders dated as of November 11, 1992 among RELEASOR and RELEASEES, and (b) ACTIONS under the Stockholder's Agreement dated as of November 11, 1992 among RELEASOR, RELEASEES, and the other shareholders of the Company.

     This RELEASE may not be changed orally.

     IN WITNESS WHEREOF, the RELEASOR has hereunto set RELEASOR'S hand and seal on November __, 1992.

In Presence of


--------------------------              ----------------------------------------
                                        RICHARD STACK


STATE OF                        )
                                )  SS.
COUNTY OF                       )


     On November __, 1992, before me personally came Richard T. Stack to me known to be the individual described in, and who executed the foregoing RELEASE, and duly acknowledged to me that he executed the same.



                                        ----------------------------------------
                                        Notary Republic

                                                                      EXHIBIT 3


                            SHAREHOLDER CERTIFICATE

     The undersigned, Richard T. Stack, a shareholder of Dick's Clothing & Sporting Goods, Inc., a New York corporation (the "Company"), does hereby certify as follows:

     1. I have reviewed and understand the proposed transaction involving the Company pursuant to which the capital structure of the Company will be changed, the rights and preferences of outstanding stock will be changed, additional preferred stock that is convertible to common stock will be issued to certain new investors, and a stockholders' agreement restricting my ability to transfer my stock will be signed. I understand that this transaction will dilute my interest in the Company and that certain rights that I may presently have, including pre-emptive rights under New York law, will be eliminated.

     2. I have been represented by counsel that I believe to be competent in connection with the proposed transaction.

     3.  I have read the following documents relating to this transaction:

         (a) Series A Preferred Stock Purchase Agreement and the Schedules to the Purchase Agreement;

         (b)  Stockholders Agreement;

         (c)  Registration Rights Agreement;

         (d)  Restatement of Certification of Incorporation;

         (e)  Stock Purchase Agreement;

         (f)  Unanimous Consent of Shareholders and related Resolutions;

         (g)  Termination of Stock Purchase Agreement;

         (h)  Agreement of Shareholders;

         (i)  Release; and

         (j)  Irrevocable Proxy.


All of the foregoing documents have been explained to me by my counsel and I understand their effect on me and my ownership in the Company. My attorney and I have been provided with the opportunity to speak with and ask questions of the officers, directors and other shareholders of the Company, and the Company's counsel, and to review documents and information regarding the Company and the proposed transaction. To the extent questions have been asked or documents or information requested they have been answered or provided to my satisfaction and to the satisfaction of my attorney.

     4. I have given careful consideration of the proposed transaction and have decided to vote in favor of and to consummate the proposed transaction based upon my personal review and investigation of the Company and the transaction and upon the advice of my counsel. I am not relying on any representations, promises or agreements of any other person except to the extent any representations, promises or agreements are specifically set forth in one of the documents described above.

     5. I believe the proposed transaction is in my best interest as a shareholder of the Company.


     Executed this ________ of November, 1992.



                                             ___________________________________
                                             RICHARD T. STACK




STATE OF               )
                       )      ss:
COUNTY OF              )


     On November ___, 1992 before me personally came Richard T. Stack to me known, and known to me to be the individual described in, and who executed the foregoing SHAREHOLDER CERTIFICATE, and duly acknowledged to me that he executed the same.


                                             ___________________________________
                                             Notary Public